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Exhibit 99.2

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121

FORM OF RESCISSION OFFER ACCEPTANCE FORM

[August 31,] 2010

To:	[SEQUENCE NUMBER] [NAME] [ADDRESS #1] [ADDRESS #2] [CITY, STATE, ZIP] [USA]

        IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]

        YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

        IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 5:00 P.M., MOUNTAIN TIME, ON OCTOBER 6, 2010 (THE "EXPIRATION DATE").

        WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Ladies and Gentlemen:

        The undersigned acknowledges receipt of a prospectus dated [August 27,] 2010 (the "Prospectus"), of Overstock.com, Inc. (the "Company"), pursuant to which the Company offers to rescind (the "Rescission Offer") the purchase of shares of common stock (the "Shares") in the Overstock.com Stock Fund purchased by the undersigned between July 1, 2008 and June 30, 2009 (the "Purchase Period"). The Overstock.com Stock Fund is an investment alternative under the Overstock.com, Inc. 401(k) Plan (the "401(k) Plan"), and Fidelity Management Trust Company (the "Trustee") is the Trustee of the 401(k) Plan.

        Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for all Shares purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that the undersigned still holds such Shares, the undersigned directs the Trustee to sell the Shares held in the undersigned's 401(k) Plan account that are being repurchased effective as of the Expiration Date. The undersigned directs the Trustee to credit all proceeds pursuant to the Rescission Offer to the undersigned's 401(k) Plan account for investment or distribution in accordance with the terms of the Prospectus. The undersigned acknowledges that he or she is not eligible to accept the Rescission Offer with respect to Shares for which the undersigned would receive an amount per Share that is less than the value per Share on the Expiration Date.

        If the undersigned has a Plan account, whether or not the undersigned is an active employee of Overstock.com, Inc., the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in the Fidelity Freedom Income Fund. The undersigned further acknowledges that activity in the undersigned's 401(k) Plan account will be temporarily suspended during the blackout period that begins at 2:00 p.m., Mountain Time, on October 6, 2010, and is

expected to end by 11:59 p.m., Mountain Time, on October 14, 2010. The Company will notify the undersigned in the event that the blackout period is extended past October 14, 2010.

        If the undersigned has previously directed and caused a prior distribution of all of his or her investment in the 401(k) Plan and no longer holds an individual account in the 401(k) Plan, a 401(k) Plan account will be created for the undersigned and proceeds will be credited to the account and invested in the Fidelity Freedom Income Fund. The undersigned acknowledges that if payments pursuant to the Rescission Offer are not rolled over into an individual retirement account or a qualified retirement plan, and the undersigned receives a distribution from the 401(k) Plan, such distribution will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional ten percent income tax may be imposed on such distribution depending on the undersigned's age.

        You should write down your identification number set forth on the front page of this form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Identification Number (shown on the front page of this form)

 INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

1.
Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:

A.
Sign and date the Rescission Offer Acceptance Form and complete the name, address, date, and telephone number information above; and

B.
Mail or fax the Rescission Offer Acceptance Form for receipt by Overstock.com, Inc. before 5:00 p.m., Mountain Time, on October 6, 2010. You may mail or overnight your Rescission Offer Acceptance Form to:

    Overstock.com, Inc. Rescission Offer
    6350 South 3000 East
    Salt Lake City, Utah 84121

You may fax your Rescission Offer Acceptance Form to (801) 947-3296.

        If you choose to accept the Rescission Offer, the Company recommends that you mail or fax the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can call the Overstock.com, Inc. HR department, Monday through Friday, between the hours of 8:00 a.m. and 5:00 p.m. Mountain Time to confirm your Rescission Offer Acceptance Form was received.

        WE MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 5:00 P.M. MOUNTAIN TIME, ON THE EXPIRATION DATE OCTOBER 6, 2010. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.

        Proceeds, if any, will be disbursed to your Plan account within approximately five business days following the Expiration Date.

        We recommend that you write down your identification number printed on the front page of your Rescission Offer acceptance form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.

        Questions:    All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by Overstock.com, Inc., which determination shall be final and binding. All questions regarding the Rescission Offer can be directed to the Overstock.com, Inc. HR department at (801) 947-5104, Monday through Friday, between the hours of 8:00 a.m. and 5:00 p.m. Mountain Time.

2.
Applying the FIFO principle to Unit purchases and sales:

        In order to follow the First-In, First-Out (FIFO) calculation, each participant must match up his or her own purchases of Rescission Offer Shares to the sale of such Shares. Rescission Offer Shares are considered as those purchased on or after July 1, 2008, through June 30, 2009. An example of the FIFO calculation is shown below.

        Let's assume that Smith has 100 shares in the Overstock.com Stock Fund at June 30, 2008 ("Pre-Purchase Period Shares").

        Additionally, he has the following transaction history:

(1) Type	(2) Date of Transaction	(3) Shares
Sale 1	7/4/2008	50
Purchase 1	7/10/2008	20
Sale 2	9/1/2008	30
Sale 3	10/15/2008	40
Purchase 2	11/1/2008	30
Sale 4	9/30/2009	10

        In order to follow the FIFO calculation, Smith first identifies the date and number of Shares of the first sale of Rescission Offer Shares. This is done by chronologically reducing Smith's opening balance by each sale until that remaining balance is zero. Smith's calculation looks like this:

	Date	Sales of Pre- Purchase Period Shares	Balance of Pre- Purchase Period Shares	Rescission Offer Share Purchases	Rescission Offer Share Sales	Rescission Offer Share Balance
Opening Balance	6/30/2008		100			0
Sale 1	7/4/2008	50			0
Balance after transaction			50			0
Purchase 1	7/10/2008			20
Balance after transaction			50			20
Sale 2	9/1/2008	30			0
Balance after transaction			20			20
Sale 3	10/15/2008	20			20
Balance after transaction			0			0
Purchase 2	11/1/2008			30
Balance after transaction			0			30
Sale 4	9/30/2009	0			10
Balance after transaction			0			20

        Given the data shown in the attached example, Smith would apply the formulas described on the first page of the Rescission Offer Prospectus to those sales that are under the Rescission Offer Share Sales column. This will determine whether the Shares were sold at a loss.

        For example, after Smith's transaction on 9/1/2008, Smith has a balance of 20 Rescission Offer Shares that were purchased on 7/10/2008. Suppose that he purchased those Shares at $20, and then sold them at $25. In this case, Smith benefited from a gain on the sale, and no Rescission Offer would apply for that transaction. However, if Smith had purchased those Shares at $20 and sold them at $15, then Smith would have sold at a loss. In this case the Rescission Offer does apply.

        Finally, Smith needs to determine what Rescission Offer Shares are still being held. The eligible Shares are those Rescission Offer Share purchases which were not subsequently sold. The aggregate number will be shown in the last row under the Rescission Offer Share Balance column. Smith would then apply the formulas described on the first page of the Rescission Offer Prospectus to those Shares to determine if the Rescission Offer is financially beneficial.

        For example, Smith bought 30 Rescission Offer Shares on 11/1/2008 and subsequently sold 10 of them on 9/30/2009, leaving 20 shares remaining. These 20 shares are still being held by Smith. Suppose Smith bought these 20 shares at $15, and suppose that with interest to the end of the expiration period, the value per share increases to approximately $15.15. If the share price at the end of the Rescission Offer Period is $25, then Smith is holding Rescission Offer Shares at a gain, and the rescission offer would not apply. If the share price at the end of the Rescission Offer Period is $10, then Smith is holding Rescission Offer Shares at a loss, and the rescission offer does apply.

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  Exhibit 99.2
FORM OF RESCISSION OFFER ACCEPTANCE FORM
INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM